Oclaro Achieves Non-GAAP Operating Profit in First Quarter Fiscal 2010
• Revenues Up; Gross Margin Increases to 26%; Adjusted EBITDA Reaches Positive $3.8 Million
SAN JOSE, Calif., — October 22, 2009 — Oclaro, Inc. (Nasdaq: OCLR), a leading provider of optical components, modules and subsystems, today announced the financial results for its first quarter of fiscal 2010, which ended September 26, 2009.
“In the first full quarter after our merger with Avanex we have generated positive non-GAAP operating profit. We’re quite proud of this accomplishment,” said Alain Couder, President and CEO of Oclaro, Inc. “This was driven by increasing revenues and improving our gross margins to 26%. As a result, Oclaro was cash flow positive in the September quarter, excluding $6.5 million of net deal related expenditures.”
Highlights For First Quarter Fiscal 2010:
•	GAAP revenues were $85.1 million for the first quarter of fiscal 2010, compared to $66.9 million in the fourth quarter of fiscal 2009.
•	GAAP revenues for the fourth quarter of fiscal 2009 exclude revenues from the Company’s New Focus business of $5.1 million. As a result of the July 4, 2009 transfer of the New Focus business to Newport Corporation in exchange for their Spectra-Physics laser diode business and $3.0 million in cash, the historical results of New Focus are presented as discontinued operations in the GAAP financial statements.
•	GAAP gross margin was 26% for the first quarter of fiscal 2010, compared to 25% in the fourth quarter of fiscal 2009, which included only two months of Avanex Corporation results.

•	Non-GAAP revenues were $85.1 million for the first quarter of fiscal 2010, compared to $72.0 million for the fourth quarter of fiscal 2009, which included only two months of revenues of Avanex Corporation.
•	Non-GAAP revenues for the fourth quarter of fiscal 2009 would have been $78.1 million including all three months of Avanex’s revenues.

•	Non-GAAP revenues include the revenues of New Focus, which is treated as a discontinued operation in our GAAP financial statements.

•	A reconciliation table of non-GAAP measures to the most comparable GAAP measures is included in the financial tables section of this release and further discussion of these measures is also included later in this release.
•	Non-GAAP gross margin was 26% for the first quarter of fiscal 2010, compared to 25% for the fourth quarter of fiscal 2009.
•	Non-GAAP gross margin for the fourth quarter of fiscal 2009 would have been approximately 21% had we included the results of Avanex for the entire quarter and excluded certain non-recurring credits.

•	Non-GAAP gross margin excludes $0.2 million of stock-based compensation in the first quarter of fiscal 2010 and $0.3 million in the fourth quarter of fiscal 2009.
•	Non-GAAP operating income was $1.3 million for the first quarter of fiscal 2010, compared to a non-GAAP operating loss of $2.0 million in the fourth quarter of fiscal 2009.

•	Adjusted EBITDA was positive $3.8 million for the first quarter of fiscal 2010, compared to positive $0.7 million in the fourth quarter of fiscal 2009.

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Oclaro Achieves Non-GAAP Operating Profit and Reaches Positive $3.8 Million Adjusted EBITDA in First Quarter Fiscal 2010
•	GAAP net loss for the first quarter of fiscal 2010 was $0.5 million, compared to a GAAP net loss of $14.6 million in the fourth quarter of fiscal 2009.

•	Cash, cash equivalents, restricted cash and short-term investments were $52.5 million as of September 26, 2009 compared to $58.0 million at the end of the prior quarter.

•	On September 30, 2009, Oclaro regained compliance with NASDAQ listing rule 5450(a)(1) based on the closing price of its common stock exceeding $1.00 for at least 10 consecutive business days.
Second Quarter Fiscal 2010 Outlook
“Revenues were up, we are moving beyond the integration phase of Oclaro, and we still have more synergies to come,” said Mr. Couder. “While visibility still remains fairly short term, our pipeline suggests the extent of our December revenue growth opportunities may be supply constrained, which is reflected in our guidance range. Regardless, by delivering on this guidance we believe we have a reasonable chance of generating cash in the December quarter.”
The results of Oclaro, Inc. for the second quarter of fiscal 2010, which ends January 2, 2010, are expected to be:
•	Revenues in the range of $87 million to $92 million.

•	Non-GAAP gross margin in the range of 25% to 28%.

•	Adjusted EBITDA in the range of $3.0 million to $7.0 million.
The second quarter of fiscal 2010 will include 14 weeks of operations, compared to 13 weeks for the first quarter of fiscal 2010, due to the Company’s fiscal year calendar. Our second quarter guidance includes the effects of the additional week on our results of operations.
The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro, Inc.’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of the risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets, depreciation and amortization, extraordinary items, as well as the expensing of stock options and restricted stock grants.
Conference Call
Oclaro will hold a conference call to discuss financial results for the first quarter of fiscal 2010 today at 1:30 p.m. PT/4:30 p.m. ET. To listen to the live conference call, please dial (480) 629-9665. A replay of the conference call will be available through October 29, 2009. To access the replay, dial (303) 590-3030. The conference code for the replay is 4170717. A webcast of this call will be available in the investors section of Oclaro’s website at www.oclaro.com.

Oclaro Achieves Non-GAAP Operating Profit and Reaches Positive $3.8 Million Adjusted EBITDA in First Quarter Fiscal 2010
About Oclaro
Oclaro, Inc., with headquarters in San Jose, California, is a tier 1 provider of high performance optical components, modules and subsystems to the telecommunications market, and is one of the largest providers to metro and long haul network applications. The Company, formed on April, 27, 2009, following the combination of Bookham, Inc. and Avanex Corporation, leverages proprietary core technologies and vertically integrated product development to provide its customers with cost-effective and innovative optical devices, modules and subsystems. The company serves a broad customer base, combining in-house and outsourced manufacturing to maximize flexibility and drive improved gross margin. Its photonic technologies also serve selected high growth markets, including industrial, defense, life sciences, medical and scientific, with diversification providing both significant revenue streams and strategic technological advantage. Oclaro is a global company, with cutting edge chip fabrication facilities in the UK, Switzerland and Italy, and in Tucson, Arizona during the transition of related activities to Europe, and manufacturing sites in the US, Thailand and China.
Oclaro and all other Oclaro product names and slogans are trademarks or registered trademarks of Oclaro, Inc. in the USA or other countries. Spectra-Physics is a registered trademark of Newport Corporation.
Safe Harbor Statement
This press release and the statements made by management contain statements about management’s future expectations, plans or prospects of Oclaro, Inc. and its business, and the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial targets, including financial targets related to gross margin; research and development expenses; sales, general and administrative expenses and non-GAAP operating margin, (ii) financial guidance for the fiscal quarter ending January 2, 2010, including guidance regarding revenue, non-GAAP gross margin and adjusted EBITDA, (iii) the impact of the acquisition of Avanex Corporation and the Spectra-Physics asset swap on the combined entity’s gross margin, (iv) sources for improvement of gross margin and operating expenses, including supply chain synergies, optimizing mix of product offerings, transition to higher margin product offerings, benefits of combined R&D and sales organizations and single public company costs, including statements regarding the expectation of further synergies, (v) opportunities to grow in adjacent markets and (vi) statements containing the words “target,” “believe,” “plan,” “anticipate,” “expect,” “estimate,” “will,” “should,” “ongoing,” and similar expressions. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the impact of continued uncertainty in world financial markets and the resulting reduction in demand for our products, the future performance of Oclaro, Inc. following the closing of the merger with Avanex Corporation and the Spectra-Physics asset swap, the inability to realize the expected benefits and synergies as a result of the of the merger with Avanex Corporation and the Spectra-Physics asset swap, increased costs related to downsizing and compliance with regulatory compliance in connection with such downsizing, the lack of availability of credit or opportunity for equity based financing, as well as the factors described in Oclaro’s most recent registration statement on Form S-4, most recent annual report on Form 10-K, most recent quarterly reports on Form 10-Q and other documents we periodically file with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this presentation. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. However, Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.

Oclaro Achieves Non-GAAP Operating Profit and Reaches Positive $3.8 Million Adjusted EBITDA in First Quarter Fiscal 2010
Non-GAAP Financial Measures
The Company provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP revenues is revenues. The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. The GAAP measure most directly comparable to Adjusted EBITDA is net income/loss. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.
The Company believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the Company’s “core operating performance” and its results of operations may look in the future. The Company believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core financial performance. The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Management excludes from “core operating performance” those items, such as impairment charges, income taxes, restructuring and severance programs and costs relating to specific major projects which are non-recurring, expenses or income from certain legal actions, settlements and related costs, as well as non-cash compensation related to stock and options. Management does not believe these items, including recurring non-cash items, are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating loss and non-GAAP net income/loss. Additionally, each non-GAAP measure has historically been presented by the Company as a complement to its most comparable GAAP measure, and the Company believes that the continuation of this practice increases the consistency and comparability of the Company’s earnings releases. The non-GAAP adjustments, and the basis for excluding them, are discussed further below.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.
Non-GAAP Revenues
Non-GAAP revenues include the revenues of New Focus, which is treated as a discontinued operation in our GAAP financial statements. Management uses this non-GAAP measure to evaluate its performance relative to its previously established financial targets. Specifically, the Company previously reported New Focus in its revenues. The Company believes providing non-GAAP revenues to its investors, in addition to corresponding income statement measures, allows investors to evaluate the Company’s results of operations compared to its previous financial results.

Oclaro Achieves Non-GAAP Operating Profit and Reaches Positive $3.8 Million Adjusted EBITDA in First Quarter Fiscal 2010
Non-GAAP Gross Margin Rate
Non-GAAP gross margin rate is calculated as gross margin rate as determined in accordance with GAAP (gross profit as a percentage of revenues) excluding non-cash compensation related to stock and options specifically identified in the non-GAAP reconciliation schedules set forth below. The Company evaluates its performance using non-GAAP gross margin rate to assess the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.” The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Accordingly, the Company excludes from “core operating performance” those items such as non-cash compensation related to stock and options; and certain other significant non-recurring one-time charges and credits specifically identified. Management does not believe these items, including recurring non-cash items, are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP gross margin rate.
Non-GAAP Operating Income/Loss
Non-GAAP operating loss is calculated as operating loss as determined in accordance with GAAP excluding the impact of amortization of intangible assets, restructuring and severance costs, non-cash compensation related to stock and options granted to employees and directors, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. The Company evaluates its performance using, among other things, non-GAAP operating income/loss in evaluating the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.” The Company believes its “core operating performance” represents the Company’s on-going performance in the ordinary course of its operations. Accordingly, management excludes from “core operating performance” those items such as restructuring and severance programs and costs relating to specific major projects which are non-recurring, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairment charges, as well as non-cash compensation related to stock and options. Management does not believe these items are reflective of the Company’s ongoing operations and accordingly excludes those items from non-GAAP operating loss.
Non-GAAP Net Income/Loss
Non-GAAP net income/loss is calculated as net income/loss excluding the impact of restructuring and severance costs, non-cash compensation related to stock and options granted to employees and directors, income taxes and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. The Company uses non-GAAP net income/loss in evaluating the Company’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors. Specifically, management uses this non-GAAP measure to further understand the Company’s “core operating performance.”
Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of taxes, net interest income/expense, depreciation and amortization, net foreign currency translation gains/losses, as well as restructuring and severance, impairment, non-cash compensation related to stock and options, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. The Company uses Adjusted EBITDA in evaluating the Company’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from the Company’s core operations. The Company believes that by excluding

Oclaro Achieves Non-GAAP Operating Profit and Reaches Positive $3.8 Million Adjusted EBITDA in First Quarter Fiscal 2010
these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. The Company further believes that providing this information allows the Company’s investors greater transparency and a better understanding of the Company’s core cash position.
Oclaro, Inc. Contact
Jerry Turin
Chief Financial Officer
(408) 383-1400
ir@oclaro.com
Investor Contact
Jim Fanucchi
Summit IR Group Inc.
(408) 404-5400
ir@oclaro.com

Oclaro Achieves Non-GAAP Operating Profit and Reaches Positive $3.8 Million Adjusted EBITDA in First Quarter Fiscal 2010
OCLARO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	September 26,	June 27,	September 27,
	2009	2009	2008
Revenues	$85,110	$66,877	$59,430
Cost of revenues	63,029	50,296	44,777

Gross profit	22,081	16,581	14,653

Operating expenses:
Research and development	9,014	8,272	6,829
Selling, general and administrative	13,254	10,659	9,065
Amortization of intangible assets	52	58	197
Restructuring and related costs	1,183	5,157	1,486
Legal settlements	—	—	(184)
(Gain) loss on sale of property and equipment	(532)	(4)	16

Total operating expenses	22,971	24,142	17,409

Operating loss	(890)	(7,561)	(2,756)
Other income (expense):
Other income (expense)	712	15	(600)
Interest income	23	53	243
Interest expense	(113)	(110)	(128)
Foreign currency translation gain (loss), net	(1,276)	(4,670)	6,496

Total other income (expense)	(654)	(4,712)	6,011

Income (loss) from continuing operations before income taxes	(1,544)	(12,273)	3,255
Income tax provision (benefit)	223	1,406	(62)

Income (loss) from continuing operations	(1,767)	(13,679)	3,317
Income (loss) from discontinued operations, net of tax	1,270	(928)	(1,124)

Net income (loss)	$(497)	$(14,607)	$2,193

Net income (loss) from continuing operations per share:
Basic	$(0.01)	$(0.09)	$0.03
Diluted	$(0.01)	$(0.09)	$0.03
Net income (loss) per share:
Basic	$—	$(0.09)	$0.02
Diluted	$—	$(0.09)	$0.02
Shares used in computing net income (loss) per share:
Basic	186,199	158,537	100,080
Diluted	186,199	158,537	100,728

Stock-based compensation included in the following:
Cost of revenues	195	279	363
Research and development	209	238	230
Selling, general and administrative	516	525	525
Income (loss) from discontinued operations, net of tax	—	91	99

Total	920	1,133	1,217

Oclaro Achieves Non-GAAP Operating Profit and Reaches Positive $3.8 Million Adjusted EBITDA in First Quarter Fiscal 2010
OCLARO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	September 26, 2009	June 27, 2009
ASSETS
Current assets:
Cash and cash equivalents	$47,184	$44,561
Short-term investments	1,084	9,259
Restricted cash	4,238	4,208
Accounts receivable, net	70,472	58,483
Inventories	62,667	59,527
Prepaid expenses and other current assets	12,301	11,834
Assets held for sale	—	10,442

Total current assets	197,946	198,314

Property and equipment, net	30,327	29,875
Other intangible assets, net	1,883	1,951
Other non-current assets	2,438	3,248

Total assets	$232,594	$233,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,763	$31,943
Accrued expenses and other liabilities	36,713	39,016
Liabilities held for sale	—	2,028

Total current liabilities	71,476	72,987

Deferred gain on sale-leaseback	14,719	15,088
Other long-term liabilities	4,312	4,923

Total liabilities	90,507	92,998

Stockholders’ equity:
Common stock	1,869	1,862
Additional paid-in capital	1,200,320	1,199,358
Accumulated other comprehensive income	32,422	30,905
Accumulated deficit	(1,092,524)	(1,091,735)

Total stockholders’ equity	142,087	140,390

Total liabilities and stockholders’ equity	$232,594	$233,388

Oclaro Achieves Non-GAAP Operating Profit and Reaches Positive $3.8 Million Adjusted EBITDA in First Quarter Fiscal 2010
OCLARO, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	September 26,	June 27,	September 27,
	2009	2009	2008
Reconciliation of GAAP revenues to non-GAAP revenues:
GAAP revenues	$85,110	$66,877	$59,430
Revenues from discontinued operations	—	5,148	7,101

Non-GAAP Revenues	$85,110	$72,025	$66,531

Reconciliation of GAAP net income (loss) to non-GAAP net income (loss) and adjusted EBITDA:
GAAP net income (loss)	$(497)	$(14,607)	$2,193
Stock-based compensation	920	1,133	1,217
Restructuring and related costs:
Continuing operations	1,183	5,157	1,486
Discontinued operations	—	229	—
Legal settlements	—	—	(184)
Income tax provision:
Continuing operations	223	1,406	(62)
Discontinued operations	—	—	50
Gain from bargain purchase	(712)	—	—
Gain on sale of New Focus business	(1,270)	—	—

Non-GAAP net income (loss)	(153)	(6,682)	4,700

Depreciation expense:
Continuing operations	2,574	2,535	2,904
Discontinued operations	—	66	77
Amortization expense:
Continuing operations	52	58	197
Discontinued operations	—	—	266
Impairment of short-term investments	—	—	600
Interest income (expense), net	90	57	(120)
Foreign currency translation (gain) loss, net	1,276	4,670	(6,496)

Adjusted EBITDA	$3,839	$704	$2,128

Non-GAAP net income (loss) per share:
Basic	$—	$(0.04)	$0.05
Diluted	$—	$(0.04)	$0.05
Shares used in computing Non-GAAP net income (loss) per share:
Basic	186,199	158,537	100,080
Diluted	186,199	158,537	100,728

Oclaro Achieves Non-GAAP Operating Profit and Reaches Positive $3.8 Million Adjusted EBITDA in First Quarter Fiscal 2010
OCLARO, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	September 26,	June 27,	September 27,
	2009	2009	2008
Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit:
Continuing operations	$22,081	$16,581	$14,653
Discontinued operations	—	1,410	1,976
Stock-based compensation included in cost of revenues:
Continuing operations	195	279	363
Discontinued operations	—	24	32

Non-GAAP gross profit	$22,276	$18,294	$17,024

GAAP gross margin rate	25.9%	24.8%	24.7%
Non-GAAP gross margin rate	26.2%	25.4%	25.6%

Reconciliation of GAAP operating loss to non-GAAP operating income (loss):
GAAP operating loss:
Continuing operations	$(890)	$(7,561)	$(2,756)
Discontinued operations	1,270	(977)	(1,015)
Gain on sale of New Focus business	(1,270)	—	—
Stock-based compensation	920	1,133	1,217
Restructuring and related costs:
Continuing operations	1,183	5,157	1,486
Discontinued operations	—	229	—
Legal settlements	—	—	(184)
Amortization of intangible assets:
Continuing operations	52	58	197
Discontinued operations	—	—	266

Non-GAAP operating income (loss)	$1,265	$(1,961)	$(789)